UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2026

Paramount Skydance Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42791	99-3917985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	PSKY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2026, the Board of Directors (the “Board”) of Paramount Skydance Corporation, a Delaware corporation (the “Company”), appointed Ynon Kreiz as the Company’s Co-Chief Executive Officer and as a member of the Board, in each case, effective as of October 5, 2026 (the “Commencement Date”). David Ellison will remain the sole principal executive officer of the Company following the Commencement Date.

Mr. Kreiz, age 61, has served as Chairman of the Board and Chief Executive Officer of Mattel, Inc. since May 2018 and April 2018, respectively, and as a member of the Board of Directors of Mattel since 2017. During his tenure as Chairman and CEO, Mr. Kreiz led Mattel’s transformation into an IP-driven play and family entertainment company, gaining a deep understanding of Mattel's business and the toy industry. The Board believes Mr. Kreiz is qualified to serve on the Board due to his extensive leadership experience in the media and entertainment industry.

Prior to joining Mattel, Mr. Kreiz served as Chairman of the Board (June 2012 to May 2014) and Chief Executive Officer (May 2013 to January 2015) of Maker Studios, Inc., a global digital media and content network company. From June 2008 to June 2011, he served as Chairman of the Board and Chief Executive Officer of Endemol Group, one of the world's leading television production companies. From 2005 to 2007, Mr. Kreiz was a General Partner at Balderton Capital (formerly Benchmark Capital Europe), a venture capital firm, where he was active in early-stage technology and media investments. Earlier in his career, Mr. Kreiz co-founded Fox Kids Europe N.V., a children's entertainment company, and served as its Chairman of the Board and Chief Executive Officer from 1996 to 2002.

Mr. Kreiz has served on the board of directors of Warner Music Group Corp. since May 2016. He has also served on the Board of Governors of Tel Aviv University since 2024 and as a member of the Academy of Motion Picture Arts & Sciences’ Executive Branch since 2023. Mr. Kreiz has been a member of the Business Roundtable since March 2020 and has served on the Board of Advisors of the Anderson Graduate School of Management at UCLA since April 2015. In 2024, Mr. Kreiz was named one of TIME's 100 Most Influential People in the World and Entertainment Person of the Year by Cannes Lions.

In connection with his appointment as Co-Chief Executive Officer, on September 27, 2026, the Company and Paramount Global entered into an employment letter agreement (the “Letter Agreement”) with Mr. Kreiz, which provides for an initial five-year employment term beginning on the Commencement Date.

Pursuant to the Letter Agreement, Mr. Kreiz is entitled to (i) an annual base salary of no less than $3,500,000, which will increase to $5,000,000 upon the day following the closing of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated February 27, 2026, between the Company, Warner Bros. Discovery, Inc., a Delaware corporation (“WBD”), and Prince Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into WBD, with WBD surviving as a wholly owned subsidiary of the Company (the “WBD Closing”); and (ii) an annual bonus (the “Bonus”) targeted at $1,500,000, which will increase to $4,900,000 upon the day following the WBD Closing.

In addition, pursuant to the Letter Agreement, on or as soon as practicable following the Commencement Date, Mr. Kreiz will be granted (x) an award of fully-vested restricted stock units (“RSUs”) under the Company’s 2025 Incentive Award Plan (the “2025 Plan”) covering 2,625,000 shares of the Company’s Class B Common Stock (the “Signing Award”) and (y) an award of RSUs under the 2025 Plan covering 1,250,000 shares of the Company’s Class B Common Stock (the “Pre-Closing Award”). Within 15 days following the WBD Closing, Mr. Kreiz will be granted RSUs under the 2025 Plan (the “Post-Closing Award”) with an aggregate grant date value of up to $5,100,000, pro-rated based on the portion of the first year of employment remaining following the WBD Closing. Commencing on the first anniversary of the Commencement Date, Mr. Kreiz will be granted annual equity award(s) (“Annual Awards”) with an aggregate grant date value of $15,000,000, increasing to $20,100,000 for Annual Awards granted following the WBD Closing.

The Pre-Closing Award and Post-Closing Award will vest in equal quarterly installments over a three (3) year period (for the Pre-Closing Award) or over the remaining vesting schedule applicable to the Company equity award (other than the Signing Award) most recently granted to Mr. Kreiz (for the Post-Closing Award), subject to Mr. Kreiz’s continued employment with the Company through the applicable vesting date, and further subject to full accelerated vesting upon a change in control of the Company (as defined in the 2025 Plan).

The Letter Agreement provides that, if Mr. Kreiz’s employment is terminated by the Company without “cause” (other than due to his death or disability) or by Mr. Kreiz for “good reason” (each as defined in the Letter Agreement) (each, a “qualifying termination”), then, subject to his timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, he will be entitled to receive:

•	an amount in cash equal to two times the sum of his then-current base salary and target Bonus, payable in substantially equal installments in accordance with the Company’s regular payroll practices for twenty-four (24) months following the date of termination;

•	any earned, unpaid Bonus for the fiscal year ending immediately prior to the fiscal year in which the date of termination occurs;

•	accelerated vesting of a number of shares of Class B Common Stock subject to Mr. Kreiz’s equity awards that would have otherwise vested through the twenty-four (24) month anniversary of the date of termination (had his employment not terminated); and

•	company-subsidized health and dental benefit coverage for up to twenty-four (24) months following the date of termination.

The Letter Agreement provides that if, at the time of Mr. Kreiz’s qualifying termination, there is in effect a severance plan for which he is eligible that provides for more favorable severance payments and benefits than those set forth in the Letter Agreement, then Mr. Kreiz’s severance amounts will be automatically adjusted to those amounts.

If Mr. Kreiz’s employment terminates due to the expiration of the term of his Letter Agreement, then, subject to his timely execution and non-revocation of a release, he will be entitled to receive a pro-rata Bonus for the fiscal year of termination, based on actual performance results for such year.

In addition, pursuant to the Letter Agreement, (i) any incentive-based compensation provided to Mr. Kreiz is subject to recovery by the Company in the event of a restatement of the financial statements of the Company or applicable business unit on which the calculation or determination of the incentive-based compensation was based; and (ii) Mr. Kreiz is subject to certain non-competition, non-solicitation, non-interference, confidentiality, non-disclosure and other restrictive covenants.

To the extent that any payment or benefit received by Mr. Kreiz pursuant to his Letter Agreement or otherwise would constitute “parachute payments” within the meaning of Internal Revenue Code Section 280G, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to him than receiving the full amount of such payments.

The foregoing description of the Letter Agreement is qualified in its entirety by the full text of the Letter Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 30, 2026, the Company issued a press release in connection with the public announcement of the information described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by reference in such filing.

8.01 Other Events.

On September 30, 2026, the Company announced the WBD Closing is expected to take place on October 6, 2026 (the “Anticipated Closing Date”), subject to customary closing conditions.

As previously disclosed, at the effective time of the WBD Closing (the “Effective Time”), each share of WBD common stock issued and outstanding immediately prior to the Effective Time (other than shares of WBD common stock to be canceled for no consideration in accordance with the Merger Agreement or as to which appraisal rights have been properly exercised) will be converted into the right to receive, without interest, an amount in cash equal to (x) $31.00 plus (y) (i) $0.00277778 multiplied by (ii) the number of calendar days elapsed after September 30, 2026 to and including the date on which the WBD Closing occurs (the “Closing Date”).

Accordingly, if the Closing Date occurs on the Anticipated Closing Date, at the Effective Time, each such share of WBD common stock will be converted into the right to receive, without interest, an amount in cash equal to $31.01666668.

On September 30, 2026, the Company issued a press release in connection with the public announcement of the information described above. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” regarding the merger with WBD (the “Merger”), including statements relating to the timing and consideration payable in the Merger. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company or WBD. Risks and uncertainties include, but are not limited to: risks relating to the financing of the Merger and relating to the failure to consummate the Merger, including if the closing conditions to the Merger are not satisfied or waived in an timely manner or at all; risks that the expected benefits, synergies and opportunities of the completed acquisition may not be realized or may take longer to realize than expected; risks and costs associated with the integration of the business of WBD, including the ability to integrate successfully and to achieve anticipated synergies and financial targets; risks that the combined company may not achieve the expected run-rate synergies, net leverage, free cash flow or other financial goals described in this press release within the expected timeframes; potential disruption to business operations and relationships as a result of the completed acquisition and ongoing integration; the risk of stockholder litigation relating to the acquisition of WBD; risks related to the Company’s streaming business; the adverse impact on the Company’s advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to the Company’s decisions to invest in new businesses, products, services and technologies, and the evolution of the Company’s business strategy; the potential for loss of carriage or other reduction in, or the impact of negotiations for, the distribution of the Company’s content; damage to the Company’s reputation or brands; losses due to asset impairment charges for goodwill, content and long-lived assets, including finite-lived intangible assets; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; challenges in protecting and maintaining the Company’s intellectual property rights; domestic and global political, economic and regulatory factors affecting the Company’s business generally or the completed acquisition of WBD; the inability to hire or retain key employees or secure creative talent; disruptions to the Company’s operations as a result of labor disputes; risks and costs associated with the integration of, and the Company’s ability to integrate, the businesses of Paramount Global, Skydance Media, LLC (“Skydance”) and WBD successfully and to achieve anticipated synergies, including in the amounts or on the timelines anticipated to realize such synergies; volatility in the price of the Company’s Class B common stock; the effect the Company’s dual-class capital structure and the concentrated ownership may have on the price of its Class B common stock or business; risks related to a private sale of a controlling interest in the Company, including that the Company’s stockholders may not realize any change of control premium on shares of the Company’s Class B common stock and that the Company may become subject to the control of a presently unknown third party; risks associated with the Company’s status as a “controlled company” under Nasdaq rules and, following the transfer of listing, NYSE rules, including its exemption from certain corporate governance requirements; risks associated with the lack of voting rights of the Company’s Class B common stock; risks that anti-takeover provisions in the Company’s amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws, and under Delaware law, could deter, delay, or prevent a change of control; risks that exclusive forum provisions in the Charter could limit a stockholder’s choice of forum for certain claims and discourage lawsuits against the Company’s directors and officers; risks that corporate opportunity provisions in the Charter could permit certain persons to pursue competitive opportunities that might otherwise be available to the Company; and risks associated with the Company’s holding company structure, including its dependence on distributions from its subsidiaries to meet tax obligations and other cash requirements. A further list and description of these risks, uncertainties and other factors and the general risks associated with the respective businesses of the Company and WBD can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2026, as amended by the Company’s Annual Report on Form 10-K/A, filed with the SEC on April 24, 2026, as superseded by, and solely to the extent set forth in, Paramount’s Current Report on Form 8-K, filed with the SEC on May 13, 2026, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 13, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 4, 2026, including, in each case, in the sections captioned “Cautionary Note Concerning Forward-Looking Statements” and “Item 1A. Risk Factors,” and the Company’s subsequent filings with the SEC, and in WBD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, including in the section captioned “Item 1A. Risk Factors,”in WBD’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 6, 2026, and in WBD’s subsequent filings with the SEC, including filings related to the acquisition of WBD. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, ir.paramount.com, ir.wbd.com or on request from the Company or WBD. Neither the Company nor WBD undertakes to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1+§#	Employment Agreement, dated as of September 27, 2026, by and among Paramount Skydance Corporation, Paramount Global and Ynon Kreiz.

99.1	Press Release Announcing appointment of Ynon Kreiz as the Company’s Co-Chief Executive Officer

99.2	Press Release Announcing Anticipated Closing Date

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

§	Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Item 601(a)(6) of Regulation S-K.

#	Indicates a management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT SKYDANCE CORPORATION

By:	/s/ Stephanie Kyoko McKinnon
	Name:	Stephanie Kyoko McKinnon
	Title:	General Counsel and Secretary

Date: October 1, 2026